UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2011

ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

9640 Medical Center Drive
Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on a Current Report on Form 8-K filed on December 22, 2010, on December 16, 2010,  in accordance with the terms of her employment agreement, the Board of Directors of EntreMed, Inc. (the “Company”) notified Kathy Wehmeir-Davis of the termination of her employment, without cause, as the Company’s Principal Accounting Officer, effective as of January 15, 2011.

On January 27, 2011, Ms. Wehmeir-Davis entered into a separation agreement with the Company (the “Separation Agreement”).   The Separation Agreement provides that, in accordance with her employment agreement, Ms. Wehmeir-Davis will receive a severance payment consisting of six (6) months of her base salary, payable in accordance with the Company’s payroll practices.   The Company will continue to provide coverage to Ms. Wehmeir-Davis under the Company’s health insurance program until the earlier of  nine (9) months or when she obtains substantially equivalent health coverage through successor employment.  In addition, the Company will continue to reimburse Ms. Wehmeir-Davis for rent on a local apartment only until February 28, 2011.  In connection with her separation, the Company accelerated the vesting of a portion of the shares underlying an option granted to Ms. Wehmeir-Davis on January 27, 2009.

The Separation Agreement also includes a general release by Ms. Wehmeir-Davis, as well as customary covenants and acknowledgements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Cynthia W. Hu
Name:	Cynthia W. Hu
Title:	Chief Operating Officer, General Counsel & Secretary

Date:   January 31, 2011